                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                    STATE OR OTHER JURISDICTION
CORPORATION OR PARTNERSHIP                               OF INCORPORATION
Advanced Healthcare Diagnostic Services                         CA
AmeriHealth-Lockhart, Inc.                                      GA
Baytown Medical Center, Inc.
 (d/b/a BayCoast Medical Center)                                TX
Bellwood General Hospital Center for the
 Surgical Treatment of Obesity
 (d/b/a Bellwood Surgical)                                      CA
Bellwood Medical Corporation
 (d/b/a Bellwood General Hospital)                              CA
Brookside Health Group, Inc.                                    VA
CareServices of America, Inc.                                   DE
CareServices of Newport News, Inc.
 (d/b/a Brookside Healthcare)                                   VA
CareServices of Williamsburg, Inc.
 (d/b/a Brookside Personal Care)                                VA
Chico Community Hospital, Inc.
 (d/b/a's Chico Community Hospital and
Chico Community Rehabilitation Hospital)                        CA
CliniCare of Utah, Inc.                                         UT
Dakota Health Enterprises, Inc.                                 ND
Future Care Registery, Inc.                                     TN
Hollywood Community Hospital Medical Center, Inc.
 (d/b/a's Hollywood Community Hospital and
 Hollywood Community Hospital of Van Nuys)                      CA
Hospital Assurance Company, Ltd.                           Grand Cayman
Horizon Medical Support Services                                DE
Lancaster Hospital Corporation
 (d/b/a Lancaster Community Hospital)                           CA
Lincoln Community Medical Corporation                           CA
Lincoln Community Medical LLC
 (d/b/a's Orange County Community Hospital of
Buena Park and Bellwood General Hospital)                       CA
Lodi Community Hospital, Inc.                                   CA
MC Plus, Inc.                                                   VA
Metropolitan Hospital, LP
 (d/b/a Capitol Medical Center)                                 VA
Monrovia Hospital Corporation                                   CA
Paracelsus Bellwood Health Center, Inc.                         CA
Paracelsus Bledsoe County General Hospital, Inc.
 (d/b/a Bledsoe County General Hospital)                        CA
Paracelsus Clay County Hospital, Inc.
 (d/b/a's Cumberland River Hospital-North)                      CA
Paracelsus Convalescent Hospitals, Inc.
 (d/b/a's Lafayette Convalescent Hospital, Oak Park
 Convalescent Hospital, Rheem Valley Convalescent
 Hospital and University Convalescent Hospital)                 CA
Paracelsus Davis Hospital, Inc.
 (d/b/a Davis Hospital and Medical Center)                      UT


CORPORATION OR PARTNERSHIP                           STATE OF INCORPORATION
Paracelsus Dickinson County Medical Center
 of Virginia, Inc.                                              VA
Paracelsus Fentress County General Hospital, Inc.
 (d/b/a Fentress County General Hospital)                       CA
Paracelsus Healthcare Corporation of North Dakota, Inc.         ND
Paracelsus Healthcare Holdings, Inc.                            DE
Paracelsus Insurance Marketing Services, Inc.                   CA
Paracelsus Los Angeles Community Hospital, Inc.
 (d/b/a's Los Angeles Community Hospital and
 Los Angeles Community Hospital of Norwalk)                     CA
Paracelsus Macon County Medical Center, Inc.
 (d/b/a Flint River Community Hospital)                         CA
Paracelsus Management Services, Inc.                            CA
 Paracelsus Medical Building Corporation                        CA
Paracelsus Mesquite Hospital, Inc.
 (d/b/a The Medical Center of Mesquite)                         TX
Paracelsus of Virginia, Inc.                                    VA
Paracelsus-OHC, Inc.                                            CA
Paracelsus PHC Regional Medical Center, Inc.
 (d/b/a PHC Regional Hospital and Medical Center)               UT
Paracelsus Pioneer Valley Hospital, Inc.
 (d/b/a Pioneer Valley Hospital)                                UT
Paracelsus Real Estate Corporation                              CA
Paracelsus Santa Rosa Medical Center, Inc.
 (d/b/a Santa Rosa Medical Center)                              CA
Paracelsus Senatobia Community Hospital, Inc.
 (d/b/a Senatobia Community Hospital)                           CA
Paracelsus Venture Corporation                                  CA
Paracelsus Woman's Hospital, Inc.                               CA
Personal Home Health Care, Inc.                                 TN
PHC Finance, Inc.                                               TX
PHC Funding Corp.                                               CA
PHC Funding Corp. II                                            CA
PHC Practice Management Corporation                             TX
PHC-A of Midland, Inc.                                          CA
PHC-B of Midland, Inc.
 (d/b/a Westwood Medical Center)                                TX
PHC-Jordan Valley, Inc.
 (d/b/a Jordan Valley Hospital)                                 UT
PHC-Salt Lake City, Inc.
 (d/b/a Salt Lake Regional Medical Center)                      UT
PHC Utah, Inc.                                                  UT
PHC/CHC Holdings, Inc.                                          DE
 (d/b/a Paracelsus)
PHC/Psychiatric Healthcare Corporation                          DE
Pioneer Valley Health Plan, Inc.                                UT
Premier Care Group, Inc.                                        UT
Professional Practice Management II, Inc.                       CA
Psychiatric Healthcare Corporation of Louisiana                 DE
Psychiatric Healthcare Corporation of Missouri                  DE
Psychiatric Healthcare Corporation of Texas                     TX
Quality Home Health Care, Inc.
 (d/b/a Brookside Home Health Care)                             VA

CORPORATION OR PARTNERSHIP                            STATE OF INCORPORATION

Richmond Medical Ventures, Inc.                                 VA
Select Health Systems, Inc.                                     UT
Select Home Care, Inc.                                          UT
Select Home Health & Services, Inc.                             UT
Three Rivers of Houston County, Inc.                            GA
West Covina Health Center Corporation                           GA
Westwood GP, Inc.                                               TX
Westwood Medical Office Building, Ltd.                          TX
Women's Hospital Corporation                                    CA